UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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LENDWAY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT– SUBJECT TO COMPLETION

5000 West 36th Street, Suite 220, Minneapolis, MN 55416

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 19, 2025

To the Stockholders of Lendway, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Lendway, Inc. (the “Company”), a Delaware corporation, will be held on Wednesday, November 19, 2025, at 9:00 a.m., Central Time, at 5000 West 36th Street, Minneapolis, Minnesota, for the following purposes:

1.	To elect six nominees named in our proxy statement to serve as directors;
2.	To approve, by a non-binding vote, the Company’s executive compensation (the “Say on Pay Proposal”);
3.	To ratify the appointment of Boulay PLLP as the independent registered public accounting firm for the fiscal year ending June 30, 2026;
4.	To amend the certificate of incorporation to increase the number of authorized shares of common stock to 10,000,000 shares;

and to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The Board of Directors has set the close of business on September 24, 2025 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

All stockholders are eligible to attend the meeting in person. However, to ensure your representation at the meeting and your safety, you are urged to vote by Internet, by telephone, or if the proxy materials were mailed to you, by completing, signing and mailing the enclosed proxy card.

By Order of the Board of Directors

Mark R. Jundt

Co-Chief Executive Officer

Daniel C. Philp

Co-Chief Executive Officer

Important Notice Regarding Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on November 19, 2025:

The Proxy Statement and the Annual Report are available free of charge at: https://materials.proxyvote.com/45765Y

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

PROXY STATEMENT
FOR
2025 ANNUAL MEETING OF STOCKHOLDERS

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

Annual Meeting of Stockholders

      November 19, 2025

_______________________________________

PROXY STATEMENT

___________________________________________________

GENERAL INFORMATION

This proxy statement is furnished to the stockholders of Lendway, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on November 19, 2025 at 9:00 a.m., Central Time, at 5000 West 36th Street, Minneapolis, Minnesota, and at any adjournment of the meeting. The mailing address of our principal executive office is 5000 West 36th Street, Suite 220, Minneapolis, Minnesota 55416.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing our proxy materials on the Internet. “Proxy materials” means this proxy statement, our Annual Report and any amendments or updates to these documents. As previously disclosed, we recently transitioned to a fiscal year ending June 30 of each calendar year. As a result, this year’s Annual Report is in the form of a Transition Report on Form 10-KT. A Notice Regarding the Availability of Proxy Materials (“Notice of Internet Availability”) will be mailed to stockholders on or about October 6, 2025. The Notice of Internet Availability contains instructions on how to access our Proxy Statement and Annual Report and how to vote via the Internet, by telephone or by mail.

What is the purpose of the Annual Meeting and what are the Board’s recommendations?

At our Annual Meeting, stockholders will vote on the following items of business:

Item of Business		Board Recommendation	Additional Detail
1.	Election of six directors	FOR each nominee	Page 9
2.	Approval, on an advisory basis, of the Say on Pay Proposal	FOR	Page 16
3.	Ratification of Independent Registered Public Accounting Firm	FOR	Page 17
4.	Approval of an amendment to our Certificate of Incorporation to increase authorized Common Stock	FOR	Page 19

If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, then the shares represented by the proxies solicited by the Board may be voted by the persons named therein at their discretion.

Who is entitled to vote at the meeting?

As of the record date, September 24, 2025, there were 1,769,599 shares of common stock, par value $.01 per share, outstanding and entitled to vote at the Annual Meeting. Pursuant to the Company’s Certificate of Incorporation, each outstanding share of common stock is entitled to one vote. Only stockholders of record at the close of business on the record date are entitled to attend and vote at the Annual Meeting and at any adjournment or postponement thereof. See “How many shares must be present to hold the meeting?” below for a discussion of quorum.

Due to space constraints and compliance with applicable laws and regulations, attendance will be limited to stockholders only. Admission to the premises for the Annual Meeting will be on a first-come, first-served basis. A valid government-issued picture identification and proof of stock ownership as of the record date may be required in order to attend the meeting. If you hold shares of our common stock through a broker, bank, trust or other nominee, you must present a copy of a statement reflecting your stock ownership as of the record date. If you plan to attend as the proxy of a Stockholder or to vote in person, you must present a legal proxy. Cameras, recording devices and other electronic devices will not be permitted.

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What is the difference between a “Stockholder of record” and a Stockholder who holds stock in “street name”?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered, with respect to those shares, a “Stockholder of record” (also known as a “registered Stockholder”). The proxy materials will be sent directly to you by us or our representative.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, your shares are said to be held in “street name” and you are considered the beneficial owner of the shares. Technically, the bank or broker is the Stockholder of record with respect to those shares. In this case, the proxy materials will be forwarded to you by your broker, bank or other financial institution or its designated representative. Through this process, your bank or broker will collect the voting instructions from all their respective customers who hold our shares, including you, and then submits those votes to us.

How do I vote my shares?

If you are a Stockholder of record, you can submit a proxy to be voted at the meeting in the following ways:

Vote by Internet:  To vote over the internet, go to www.proxyvote.com. You must enter your Control Number that appears on your Notice of Internet Availability or proxy card that was mailed to you and follow the instructions. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

Vote by Telephone:  To vote over the telephone, call the toll-free number on the Notice of Internet Availability that was mailed to you. You must enter your Control Number that appears on your Notice of Internet Availability or proxy card and then follow the instructions. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

Vote by Mail:  You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Mark, sign, date and return the proxy card in the postage-paid envelope provided. To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. You may also request a paper or email copy of the documents by calling 1-800-579-1639 or email your request to:  sendmaterial@proxyvote.com.

Vote in Person:  You can vote in person at the meeting.

If you are a Stockholder who holds our stock in street name, you must vote your shares using the method provided by your broker, bank, trust or other designee, which is similar to the voting procedure for stockholders of record outlined above. You will receive a voting instruction form (not a proxy card) to use to direct your broker, bank, trust or other designee how to vote your shares. If you choose to vote your shares in person at the meeting, you must request a “legal proxy” and present it at the meeting.

Any proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Company, or by revocation in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted in the manner directed by the Stockholder. If no direction is made, signed proxies received from stockholders will be voted in accordance with the Board’s recommendations.

How many shares must be present to hold the meeting?

Under Delaware law and our Bylaws, a majority of the voting power of the shares entitled to vote at the Annual Meeting represent a quorum for the transaction of business. Votes cast by proxy or in person at the Annual Meeting will be tabulated at the Annual Meeting to determine whether or not a quorum is present. To calculate whether a quorum is present, the total number of shares present and entitled to vote at the meeting will be divided by the total number of shares outstanding and authorized to vote under the Company’s Certificate of Incorporation.

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How many votes are required to approve the proposals?

The following sets forth the votes that are required to approve each of the proposals, and the impact of abstentions and broker non-votes:

Proposal		Vote Required	Impact of Abstentions, Broker Non-Votes, if any
1.	Election of six directors	Affirmative vote of the holders of a plurality of the shares present and entitled to vote. Nominees receiving the most FOR votes will be elected.	Abstentions and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.
2.	Approval, on an advisory basis, of the Say on Pay Proposal	Majority Vote(a)	Abstentions will have the same effect as votes cast AGAINST the proposal. Broker non-votes will not affect the outcome of the vote.
3.	Ratification of Independent Registered Public Accounting Firm	Majority Vote(a)	Abstentions and broker non-votes will have the same effect as votes cast AGAINST the proposal.
4.	Approval of an amendment to our Certificate of Incorporation to increase authorized Common Stock	Affirmative vote of a majority of the voting power of the outstanding shares.	Abstentions and broker non-votes will have the same effect as votes cast AGAINST the proposal.

(a)	“Majority Vote” means the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business, or (ii) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at the meeting.

What is the effect of not voting or not instructing my bank or broker how to vote my shares?

If you are a Stockholder of record, and you do not cast your vote, no votes will be cast on your behalf on any proposals at the Annual Meeting.

If you are a beneficial owner of shares held in a brokerage account and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (the “NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under NYSE rules but not with respect to “non-routine” matters. A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under NYSE rules. Accordingly, your bank or broker cannot vote your shares with respect to “non-routing” matters, consisting of the election of directors (Proposal 1) and the advisory vote to approve executive compensation (Proposal 2). Therefore, if you hold your shares in street name and you do not instruct your bank or broker how to vote, no votes will be cast on your behalf on those proposals (a “Broker Non-vote”). Your bank or broker may exercise discretion and vote uninstructed shares on “routine” matters, consisting of the ratification of our independent registered public accounting firm (Proposal 3) and the approval of an amendment to the Company’s Certificate of Incorporation (Proposal 4).

We strongly encourage you to return your voting instruction form and exercise your full voting rights. See “How do I vote my shares?” above for a discussion of how Interested Shares should be voted.

Who pays for the cost of proxy preparation and solicitation?

All expenses in connection with solicitation of proxies will be borne by the Company. The Company will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies by mail, but directors and officers of the Company may also solicit in person, by telephone or by mail.

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CORPORATE GOVERNANCE AND BOARD MATTERS

The business and affairs of the Company are conducted under the direction of the Board in accordance with the Company’s Certificate of Incorporation and Bylaws, the Delaware Business Corporations Act, federal securities laws and regulations, applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”), Board committee charters and the Company’s Code of Ethics. Members of the Board are informed of the Company’s business through discussions with management, by reviewing Board meeting materials provided to them and by participating in meetings of the Board and its committees, among other activities. Our corporate governance practices are summarized below.

Election to the Board of Directors

All of the Company’s directors are elected annually. Our Bylaws provide that the Board shall consist of between two and no more than nine members, as designated by resolution of the Board from time to time. Pursuant to the recommendation of its Governance, Compensation and Nominating Committee (the “GCN Committee”), the Board has set the size of the Board to be elected at the Annual Meeting at six.

Majority Independent Board

The Nasdaq rules require that a majority of our Board be “independent directors” as that term is defined in the Nasdaq rules. Our Board has determined that each of our non-employee directors, namely Mary Herfurth, Chad Johnson, Matthew Kelly, and Nicholas Swenson are “independent directors.” The Governance, Compensation and Nominating Committee and the Board considered Mr. Swenson’s inclusion in the Shareholder Group in reaching the conclusion that he is an independent director.

Meetings of the Board of Directors and Director Attendance

The Board held one meeting during the six-month period starting January 1, 2025 and ending June 30, 2025 (the “Transition Period Ended 2025”). Each director attended more than 75% of all meetings of the Board and committees of the Board on which he or she served. Although the Board does not have a policy regarding attendance at the Company’s annual meetings of stockholders, then serving directors Ms. Herfurth, Mr. Johnson, Mr. Jundt, Mr. Kelly, Mr. Philp and Mr. Swenson attended our last annual meeting of stockholders, which was held in 2024. Directors are expected to attend substantially all the meetings of the Board and the committees on which they serve, as well as the annual meeting of stockholders, except for good cause. Directors who have excessive absences without good cause will not be nominated for re-election or, in extreme cases, will be asked to resign or be removed.

Committees of the Board of Directors

The current membership of the Board’s standing committees is set forth in the following table.

Director	Audit	Governance, Compensation and Nominating	Independent Director
Mary H. Herfurth	Chair		✓
Chad B. Johnson	Member	Member	✓
Mark R. Jundt
Matthew R. Kelly	Member	Member	✓
Daniel C. Philp
Nicholas J. Swenson		Chair	✓

Audit Committee

Independence; Qualifications. Each of the members of the Audit Committee is an “independent director” as that term is defined by the Nasdaq rules and “independent” as that term is defined by Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The Board has also determined that Ms. Herfurth has acquired the attributes necessary to qualify her as an “audit committee financial expert,” as that term is defined by the rules of the SEC. The determination for Ms. Herfurth was based primarily on experience analyzing and evaluating financial statements as a bank regulator and an evaluator of credit from both bank and non-bank lending in previous positions with The Office of the Comptroller of the Currency, Interface Financial Group, GMAC-RESCAP and Fingerhut.

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Duties and Responsibilities. The Audit Committee provides independent objective oversight of the Company’s financial reporting system. As part of its responsibilities, the committee reviews and evaluates significant matters relating to the annual audit and the internal controls of the Company and communicates its analysis with management, reviews the scope and results of annual independent audits by, and the recommendations of, the Company’s independent auditors, reviews the independent auditor’s qualifications and independence and approves additional services to be provided by the auditors. The committee is solely responsible for appointing, setting the compensation of and evaluating the independent auditors.

In addition, the committee: (i) meets separately with management and the independent auditors on a periodic basis; (ii) receives the independent auditors’ report on all critical accounting policies and practices and other written communications; (iii) reviews management’s statements concerning its assessment of the effectiveness of internal controls and the independent auditors’ report on such statements, as applicable; and (iv) reviews and discusses with management and the independent auditors the Company’s interim and annual financial statements and disclosures (including Management’s Discussion and Analysis) in its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K and the results of the quarterly financial reviews and the annual audit. The committee has direct access to the Company’s independent auditors. The committee also reviews and approves all related-party transactions.

The foregoing is a general summary of the Audit Committee’s duties and activities. The Audit Committee operates pursuant to a written charter, which is available on the Governance section of the Company’s website at www.lendway.com. This charter further describes the role of the committee in overseeing the Company’s financial reporting process. References to the Company’s website are for informational purposes and are not intended to, and do not, incorporate information found on the website into this proxy statement.

Committee Meetings. The Audit Committee held two meetings during the Transition Period Ended 2025. In addition to fulfillment of the Audit Committee’s regular duties and responsibilities, these meetings were designed to facilitate and encourage private communication between the committee and the Company’s independent auditors. Please refer to the Report of the Audit Committee appearing later in this proxy statement.

Governance, Compensation and Nominating Committee

Independence. Each of the members of the GCN Committee are “independent directors” as that term is defined by the Nasdaq rules, including the independence criteria specific to compensation committee members, and “non-employee directors” as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934.

Duties and Responsibilities. The GCN Committee operates pursuant to a written charter, which is available on the Governance section of the Company’s website at www.lendway.com. The committee’s main duties, as described in its charter, are: (i) to nominate a slate of directors to be considered for election at the Company’s annual meeting of stockholders, (ii) to review, approve and recommend for Board ratification of annual base salary and incentive compensation levels, employment agreements, and benefits of the Co-Chief Executive Officers and other key executives; (iii) to review the performance of the Co-Chief Executive Officers; (iv) to review and assess performance target goals established for bonus plans and determine if goals were achieved at the end of the plan year; (v) to act as the administrative committee for the Company’s stock plans, and any other incentive plans established by the Company; (vi) to consider and approve grants of incentive stock options, non-qualified stock options, restricted stock or any combination to any employee; and (vii) to oversee the filing of required compensation-related reports or disclosures in the Company’s SEC reports, proxy statement and other filings. From time to time, the committee consults with the Co-Chief Executive Officers on executive compensation matters (other than with respect to their own compensation).

Compensation Consultant. In pursuing its duties, the GCN Committee has the authority to retain and has, from time to time, retained outside compensation consultants to advise it on compensation matters. In setting 2024 compensation, the committee did not retain a compensation consultant.

Nomination and Candidate Evaluation Processes. Stockholders who wish to recommend candidates to the Board or its GCN Committee should submit the names and qualifications of the candidates at least 120 days before the date on which the Company’s proxy statement for the previous year’s annual meeting became available to the stockholders. Submittals should be in writing and addressed to the committee at the Company’s headquarters. Candidates recommended by stockholders will be evaluated using the same criteria applicable to other candidates.

In accordance with its committee charter, the GCN Committee typically evaluates candidates for election as directors using the following criteria: education, reputation, experience, industry knowledge, independence, leadership qualities, personal integrity, diversity, and such other criteria as the committee deems relevant. The committee will consider candidates recommended by the Board, management, stockholders, and others. The committee is also authorized to retain and pay advisors to assist it in identifying and evaluating candidates.

Committee Meetings. The GCN Committee held one meeting in the Transition Period Ended 2025.

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Leadership Structure of the Board of Directors

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. The Board believes it is in the best interests of the Company to make such a determination periodically, based on available information. The position of Co-Chief Executive Officer and Chairman of the Board is currently held by Mr. Jundt. Mr. Philp also serves as Co-Chief Executive Officer. The Board believes the current leadership structure strengthens the role of the Board in fulfilling its oversight responsibility and fiduciary duties to the Company’s stockholders while recognizing the day-to-day management direction of the Company by Messrs. Jundt and Philp and other senior management. The Company does not have a designated lead independent director. In this regard, the Board believes that the composition of the Board and the very active involvement by the independent directors create a Board culture that is effective and promotes the consideration of the varied views of all of the directors of the Company.

Board Role in Risk Oversight

The Company faces a number of risks, including financial, technological, operational, strategic and competitive risks. Management is responsible for the day-to-day management of risks we face, while the Board has responsibility for the oversight of risk management. In its risk oversight role, the Board ensures that the processes for identification, management and mitigation of risk by our management are adequate and functioning as designed.

The Board is actively involved in overseeing risk management, and it exercises its oversight both through the full Board and through its Audit and GCN Committees. Those committees exercise oversight of the risks within their areas of responsibility, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees.

The Board and its committees receive information used in fulfilling their oversight responsibilities through the Company’s executive officers and its advisors, including our legal counsel, our independent registered public accounting firm, and the compensation consultants we have engaged from time to time. At meetings of the Board, management makes presentations to the Board regarding our business strategy, operations, financial performance, fiscal year budgets, technology and other matters. Many of these presentations include information relating to the challenges and risks to our business and the Board and management actively engage in discussion on these topics. Each of the committees also receives reports from management regarding matters relevant to the work of that committee. These management reports are supplemented by information relating to risk from our advisors. Additionally, the Board receives reports by each committee chair regarding the committee’s considerations and actions. In this way, the Board also receives additional information regarding the risk oversight functions performed by each of these committees.

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Stockholder Communications with the Board

Stockholders may send written communications to the Board or to any individual director at any time. Communications should be addressed to the Board or the individual director at the address of the Company’s headquarters. The Board will respond to Stockholder communications when it deems a response to be appropriate.

Anti-Hedging Policy

Each of our directors, officers, other employees and their designees are prohibited from (i) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities and (ii) otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. Notwithstanding the foregoing, portfolio diversification transactions and investments in broad-based index funds is generally permitted. The prohibition applies to securities granted to the covered persons as part of compensation for their service to the Company plus any other Company securities held by them, whether directly or indirectly.

Insider Trading Policies and Procedures

We have adopted an insider trading policy that governs the purchase, sale, and other dispositions and transactions in our securities by our directors, officers, and employees, which is reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as applicable listing standards. Our insider trading policy is filed as Exhibit 19 to the Annual Report.

Compensation Recoupment Policy – Adopted November 7, 2023

The Board believes that it is in the best interests of the Company and its stockholders to maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for-performance compensation philosophy. Accordingly, we adopted a new clawback policy in compliance with Rule 10D-1 of the Securities and Exchange Act of 1934, as amended, the SEC regulations promulgated thereunder, and the Nasdaq rules. Under the policy, the Company is required to recover from covered executive officers on a reasonably prompt basis the amount of any erroneously awarded incentive-based compensation resulting from an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. The policy applies to incentive-based compensation received by covered executive officers on or after October 2, 2023.

Compensation of Directors

The following table summarizes the compensation paid to our directors.

	Fees Earned or Paid Cash (a)
Name	FYE 12/31/2024	TP 6/30/2025
Mary H. Herfurth	$22,000	$11,000
Chad B. Johnson	$17,000	$8,500
Mark R. Jundt	$22,000	$11,000
Matthew R. Kelly	$17,000	$8,500
Daniel C. Philp	$17,000	$8,500
Nicholas J. Swenson	$22,000	$11,000

(a)

Reflects annual board retainer and fees for attending Board, committee and conference call meetings earned during the Transition Period Ended 2025 and the fiscal year ended 2024, inclusive of amounts related to the Director Deferred Compensation Plan. As of June 30, 2025, the following directors held shares under the plan: Ms. Herfurth held 9,193 shares, Mr. Johnson held 12,653 shares, Mr. Jundt held 4,756 shares, Mr. Kelly held 7,102 shares, Mr. Philp held 6,521 shares and Mr. Swenson held 10,589 shares.

In the Transition Period Ended 2025, non-employee directors generally were eligible to receive an annual cash retainer of $17,000 per year of service and the Chairman of the Board and each Committee Chair were eligible to receive an additional annual cash retainer of $5,000.

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Director Deferred Compensation

Effective January 1, 2025, Mary Herfurth, Chad Johnson, Matthew Kelly and Nicholas Swenson, each being a non-employee director, are eligible to participate in our director deferred compensation plan (the “Director Deferred Compensation Plan”), which allows a director to make voluntary deferrals of up to 100% of their annual cash retainer and any additional committee chair cash retainer. The Company does not match any contributions to the Director Deferred Compensation Plan. Deferred cash retainer amounts, if any, are deemed to be invested in common stock equivalents having a value equal to the deferred cash retainer amounts based on the fair market value of a share of our common stock on the dates such amount would have otherwise been paid to the participant. Dividends, if any, accrued on such common stock equivalents are deemed to be similarly deferred and credited to the director’s deferred stock account. A participating director will receive a distribution of their deferred stock account, consisting of one share of stock for each common stock equivalent credited to their deferred stock account as of the date of distribution, as soon as practicable following the director’s separation from service as a director of the Company.

Section 5.9 of the Director Deferred Compensation Plan provides that, in the event a “change in control” of the Company occurs, each director will receive a lump sum distribution of cash equal to the value of all common stock equivalents credited to such director’s account as of the immediately preceding quarterly payment date based on the highest “fair market value” during the 30 days immediately preceding the change in control. As defined in the Plan, a “change in control” includes, among other things, a consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets subject to certain exceptions. However, the Board waived applicability of Section 5.9 of the Plan with respect to the completion of the sale of our legacy in-store marketing business. Accordingly, the Director Deferred Compensation Plan has remained in place under its current terms and conditions.

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PROPOSAL ONE –
ELECTION OF DIRECTORS

Nominations

The Board believes it is important that the Board be composed of members whose collective judgment, experience, qualifications, attributes and skills ensure that the Board will be well-positioned to fulfill its responsibilities to see that the Company is governed in a manner consistent with the interests of the Stockholders of the Company and in compliance with applicable laws, regulations, rules and orders, and to satisfy its oversight responsibilities effectively.

Composition

In determining the nominees for election to serve as directors of the Company, the Board first determined that the Board would consist of six members as of the Annual Meeting. The Board, in conjunction with its GCN Committee, then considered the qualifications and experience and any other desirable skills, experience or knowledge. The Board, upon recommendation by its GCN Committee, then approved a slate of directors to be nominated for election at the Annual Meeting.

When identifying and evaluating candidates for director nominees, the Board and its applicable committee (if any) historically consider the general and specific qualifications, experience and characteristics which may have been approved by the Board or determined by the committee from time to time including qualifications reflecting the individual’s integrity, reputation, education, experience, industry knowledge, leadership qualities and independence. The Board seeks independent directors who have experience relevant to the Company’s business and strategic objectives; specifically, the Board historically has sought experience in retailing and the consumer-packaged goods industry and recently seeks experience in specialty finance and lending. The Board maintains a detailed set of criteria aligned with these objectives and has historically evaluated potential candidates against these criteria. The Board and its applicable committee (if any) also consider diversity in a broad sense when evaluating a director nominee, taking into account various factors, including but not limited to, differences of viewpoint, professional experience, education, skill, race, gender and national origin, but does not have a formal policy regarding diversity of Board members.

Director Nominees

All directors of the Company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. Our Bylaws provide that the Board shall consist of between two and no more than nine members, as designated by resolution of the Board from time to time.

The Board has nominated six current directors as named below for election at the Annual Meeting. If elected, each will serve for a term of one year, or until their successors are elected and qualified, subject to their prior death, resignation, retirement or removal from office. Should one or more of these nominees become unavailable to accept nomination or election as a director (which is not anticipated), the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, or the Board may reduce the number of directors to be elected. Unless otherwise instructed by the Stockholder, proxy holders will vote all proxies received for each of the nominees.

The specific qualifications of each nominee and current director, including biographical data for at least the last five years and the particular experience, qualifications, attributes or skills that led to a conclusion that he or she should serve as a director of the Company, are set forth below. Mr. Jundt and Mr. Philp, who were appointed to the Board in November 2022, and Ms. Herfurth and Mr. Kelly, who were elected in July 2023, were each initially identified as potential director candidates by Mr. Swenson, a director and representative of a significant Stockholder of the Company.

Director & Nominee	Age	Position	Director Since
Mark R. Jundt	45	Director, Chairman of the Board and Co-Chief Executive Officer	2022
Mary H. Herfurth	63	Director	2023
Chad B. Johnson	54	Director	2020
Matthew R. Kelly	49	Director	2023
Daniel C. Philp	41	Director and Co-Chief Executive Officer	2022
Nicholas J. Swenson	56	Director	2021 (a)

(a)Mr. Swenson also served as a director of the Company from November 2014 to March 2016.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

Mark R. Jundt has served as Co-Chief Executive Officer since June 2024 and chairman of the Board since 2023. He also serves as General Counsel & Corporate Secretary of Air T, Inc. (Nasdaq: AIRT) since 2018. In this role, Mr. Jundt provides strategy, risk management, governance and legal oversight. Prior to that role, Mr. Jundt oversaw the Global Litigation function at CHS Inc., a Fortune 100 grain and energy company. Mr. Jundt has extensive experience in corporate governance, mergers and acquisitions, and litigation. He holds a Bachelor of Business Administration from North Dakota State University and a law degree from Hamline University. Mr. Jundt’s experience as the chief legal officer at a public company provides important insight for our board of directors.

Mary H. Herfurth is the owner of Bank Advantage Consulting, LLC, a position she has held since 2008. She serves on the boards of directors for Grove Bank; Park State Bank; and Park Financial Group, Inc., a holding company for Park State Bank. From 2008 to 2015 she also served as a principal and franchisee of Interface Financial Group. Previously she served as a trading analyst and then product manager at GMAC-RESCAP, credit risk manager at Fingerhut and as a national bank examiner in the Office of the Comptroller of the Currency. Ms. Herfurth holds a Bachelor of Science from St. Cloud State University and an MBA – Finance from the University of Minnesota – Carlson School. Ms. Herfurth’s experience as a bank regulator and an evaluator of credit from both bank and non-bank lending perspectives is valuable and relevant in overseeing financial and accounting functions, and our credit facility and indebtedness following the acquisition of Bloomia.

Chad B. Johnson is a seasoned executive with extensive leadership experience at Fortune 250 companies. With over 20 years of consumer-packaged goods, food, retail, and fresh supply chain and logistics experience. Mr. Johnson has helped drive growth in marketing, new product development and general management roles. Mr. Johnson currently leads business development teams for the Dairy Farmers of America Dairy Brands operating division since 2024. Prior to this role, he led global marketing teams for two of C.H. Robinson’s operating divisions from 2018 to 2024. Prior to these roles, Mr. Johnson was a Business Unit Director for General Mills Inc., leading businesses in five of the company’s operating segments from 2000 to 2018. He brings a mix of B2B and B2C industry expertise to the Company and holds a B.A. degree in Economics and Chemistry from St. Olaf College and an MBA from the University of Minnesota. His marketing, general management and business integration experience brings strategic insight to the board of directors as the Company enters a new phase of growth.

Matthew R. Kelly founded and has served as portfolio manager at MRKF Capital, an investment management firm, since May 2020. Previously he was a director and trader at First Eagle Investment Management (formerly THL Credit Inc.) from 2017 to May 2020 and a Vice President and Senior Credit Analyst from 2006 to 2017. He holds a Bachelor of Science from Miami University and an MBA from the University of Wisconsin. Mr. Kelly’s extensive experience as a credit analyst allows him to provide important insight for our board of directors as we seek to grow our business.

Daniel C. Philp has served as Co-Chief Executive Officer since June 2024. He also serves as Senior Vice President of Corporate Development at Air T, Inc. (Nasdaq: AIRT) since 2014. In this role, Mr. Philp oversees the investigation of new business lines, acquisition targets and other strategic initiatives for Air T. Prior to that role, Mr. Philp worked as an Event Driven/Special Situations investment analyst/trader for Whitebox Advisors, where he was responsible for generating and evaluating non-market correlated investment opportunities as well as structured convertible PIPE (Private Issuance of Public Equity) transactions. Mr. Philp holds a BA from St. John’s University. Mr. Philp’s experience with developing and executing transactions provides important insight, especially as we explore strategic growth.

Nicholas J. Swenson has served as President and Chief Executive Officer of Air T, Inc. (Nasdaq:AIRT) since 2014, having previously served in those roles on an interim basis since 2013. Mr. Swenson is also the managing member of AO Partners, LLC, which is the general partner of AO Partners I, L.P. Mr. Swenson has served on the boards of directors of Air T, Inc. since 2013, Pro-Dex, Inc. since 2012 and Delphax Technologies Inc. since 2015. Mr. Swenson previously served as a portfolio manager and partner of Whitebox Advisers, LLC; as a distressed debt analyst at Varde Partners; and as a financial institutions investment banker at Piper Jaffray, Inc. He has a BA in History from Middlebury College and an MBA from the University of Chicago. Mr. Swenson’s experience in general management and capital allocation are relevant to the Company.

Required Vote

Directors are elected by the affirmative vote of the holders of a plurality of the shares present and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” EACH OF THE SIX NOMINEES.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

EXECUTIVE COMPENSATION

Executive Officers

The following individuals were our current executive officers as of the date of this proxy statement and are collectively referred to herein as our “Named Executive Officers” for the Transition Period Ended 2025:

Name	Age	Position(s)
Mark R. Jundt	45	Co-Chief Executive Officer
Daniel C. Philp	40	Co-Chief Executive Officer
Elizabeth E. McShane	47	Chief Financial Officer, Treasurer and Secretary
Werner F. Jansen	35	Chief Executive Officer of Bloomia

Summary Compensation Table

The following table sets forth information about all compensation (cash and non-cash) awarded to, earned by or paid to our Named Executive Officers for the Transition Period Ended 2025 (referred to in the column headings herein as “TP 6/30/2025”) and the fiscal years ended December 31, 2024. None of our Named Executive Officers served during any portion of the fiscal year ended December 31, 2023.

Name and Position	Year	Salary (1)	Bonus (2)	Stock Awards		All Other Compensation (3)	Total
Mark R. Jundt (4)	TP 6/30/2025	$ 50,000	$ -	$ -		$ -	$ 50,000
Co-Chief Executive Officer	FYE 12/31/2024	$ 53,462	$ 50,000	$ -		$ 22,173	$ 125,635
Daniel C. Philp (4)	TP 6/30/2025	$ 50,000	$ -	$ -		$ -	$ 50,000
Co-Chief Executive Officer	FYE 12/31/2024	$ 53,462	$ -	$ 101,520	(6)	$ 17,750	$ 172,732
Elizabeth E. McShane (5)	TP 6/30/2025	$ 112,500	$ 73,125	$ -		$ -	$ 185,625
Chief Financial Officer, Treasurer and Secretary	FYE 12/31/2024	$ 134,135	$ 66,399	$ -		$ 2,383	$ 202,917
Werner F. Jansen	TP 6/30/2025	$ 156,769	$ 125,000	$ -		$ 3,736	$ 285,505
Chief Executive Officer of Bloomia	FYE 12/31/2024	$ 521,284	$ -	$ -		$ 2,637	$ 523,921

(1)	Actual amounts paid, based on the number of payroll periods during the applicable transition period or fiscal year.
(2)	Amounts shown include sign on and retention bonus payouts approved by the GCN Committee, as discussed below.
(3)	Amounts shown represent employer 401(k) contribution match.
(4)	Messrs. Jundt and Philp were appointed to serve as Co-Chief Executive Officers effective July 1, 2024. They received $22,000 and $17,000, respectively for Director compensation included in All Other Compensation in the table above.
(5)	Ms. McShane was appointed to serve as Chief Financial Officer, Treasurer and Secretary effective May 20, 2024.
(6)	Restricted stock award granted under the 2018 Equity Incentive Plan on May 9, 2024 consisting of 27,000 shares scheduled to vest in three equal installments on May 9, 2025, 2026, and 2027 as recognition for Mr. Philp’s role in acquiring Bloomia. The dollar amount reported represents grant date fair value, as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used to determine the value of the award are discussed in Note 2 to our consolidated financial statements, included in the Annual Report.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

Transition Period Ended 2025 Executive Compensation

The principal components of compensation for the Named Executive Officers were: (i) base salary and (ii) cash bonuses. These components of compensation are summarized below, followed by a description of each Named Executive Officer’s individual agreements with the Company and the compensation received thereunder.

Base Salaries

Base salaries for each of our Named Executive Officers were initially established based on arm’s-length negotiations with the applicable executive. The GCN Committee reviews each executive officer’s salary at least annually. When negotiating or reviewing base salaries, the committee considers market competitiveness based on the experience of its members, the executive’s expected future contributions to our success and the relative salaries and responsibilities of our other executives, in addition to any applicable terms of any employment agreement with the executive. During the Transition Period Ended 2025, no changes were made to any Named Executive Officer’s annual base salary.

Bonus Arrangements

CEO Bloomia

During the Transition Period Ended 2025, Mr. Jansen was awarded a discretionary bonus of $125,000 that was paid in July 2025.

CFO Bonus Arrangements

Beginning with the second quarter of the 2024 fiscal year, Ms. McShane was eligible to earn and receive a discretionary quarterly cash incentive compensation award, with a target quarterly cash incentive compensation award of thirty-five percent (35%) of the Base Salary and a maximum quarterly cash incentive compensation award of sixty-five percent (65%) of the Base Salary. There is no minimum guaranteed quarterly cash incentive amount and any quarterly cash incentive award determined by the Board in its sole discretion based on achievement of performance targets as proposed by management and approved by the Board. During the Transition Period Ended 2025, Ms. McShane earned $73,125 in bonus compensation.

Employment Agreements

We are party to an employment agreement with Ms. McShane dated May 2, 2024, pursuant to which she is entitled to an initial base salary of $225,000. For each of our fiscal quarters, beginning with the second quarter of 2024, Ms. McShane is eligible to earn and receive a discretionary quarterly cash incentive compensation award, with a target quarterly cash incentive compensation award of 35% and a maximum quarterly cash incentive compensation award of 65%, in each case based on the base salary paid to her during that quarter, with no minimum guaranteed quarterly cash incentive amount. The actual amount of any quarterly cash incentive award will be determined by the GCN Committee in its sole discretion. Performance targets for annual or quarterly cash incentive compensation also may be determined by the Board in its discretion. Ms. McShane will also be eligible to participate in our other benefits programs, including awards under our employee stock purchase plan and other equity incentive plans.

We are party to employment agreements with Messrs. Jundt and Mr. Philp, in each case dated June 11, 2024, pursuant to which each is entitled to receive an initial base salary of $100,000. The employment agreements do not contain any provisions for cash or equity incentive programs or severance.

Severance and Change in Control Arrangements with Named Executive Officers

The employment with Ms. McShane provides that, if Ms. McShane’s employment is terminated by us for any reason other than “cause” (as defined in the agreement), then, provided that she signs a release and agrees to post-termination restrictive covenants, she will be eligible to receive accrued and unpaid compensation as well as the sum of six months of her annualized base salary as of the date of the termination, less all legally required and authorized deductions and withholdings, payable in substantially equal increments during the six-month period following the termination date. So long as she is employed by us longer than one year, that amount will increase by one month for every full year of service, up to a total of twelve months.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

Outstanding Equity Awards at June 30, 2025

The following table sets forth summary information regarding the outstanding equity awards held by our Named Executive Officers at June 30, 2025.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Daniel C. Philp	5/9/2024	18,000	$ 101,520

(1)	Award vests in equal installments on each of the first, second, and third anniversaries of the grant date.

Tax Considerations

Section 409A of the Internal Revenue Code also affects the payments of certain types of deferred compensation to key employees and includes requirements relating to when payments under such arrangements can be made, acceleration of benefits, and timing of elections under such arrangements. Failure to satisfy these requirements will generally lead to an acceleration of the timing for including deferred compensation in an employee's income, as well as certain penalties and interest.

Policies and Practices Related to the Grant of Certain Equity Awards

We do not have any formal policy that requires us to grant, or avoid granting, equity awards to our executive officers at certain times. The timing of any equity grants to executive officers in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an executive officer’s commencement of employment or promotion effective date). As a result, in all cases, the timing of the grant of stock options, occurs independent of the release of any material, non-public information, and we do not time the disclosure of material non-public information for the purpose of affecting the value or exercise price of stock options.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

PAY VERSUS PERFORMANCE

The following table sets forth additional compensation information of our CEOs and our other NEOs (averaged) along with total stockholder return, and net income (loss) performance results for the transition period beginning January 1, 2025 and ended June 30, 2025 (2025T) and our fiscal years ended December 31, 2024, 2023, and 2022:

	Summary Compensation Table (SCT) Total for CEO #1(a)	Compensation Actually Paid (CAP) to CEO #1 (a)(b)	SCT Total for CEO #2(a)	CAP to CEO #2(a)(b)	SCT Total for CEO #3(a)	CAP to CEO #3(a)(b)	Average SCT for Other NEOs(a)	Average CAP to Other NEOs(a)(b)	Value of Initial Fixed $100 Investment Based on: Total Stockholder Return(c)	Net Income (Loss) (in thousands)
2025T	$50,000	$50,000	$50,000	$44,330			$235,565	$235,565	$21.79	$1,969
2024	$125,635	$125,635	$172,732	$202,162	$276,051	$276,051	$366,854	$366,854	$21.01	$(6,677)
2023	$1,405,267	$1,405,267			$216,627	$216,627	$395,183	$395,183	$19.97	$2,414
2022	$697,927	$625,927					$409,232	$391,079	$33.84	$10,046
(a)	Our NEOs were:

	CEO #1	CEO #2	CEO #3	Other NEOs
2025T	Mark R. Jundt	Daniel C. Philp		Elizabeth E. McShane, Werner F. Jansen
2024	Mark R. Jundt(1)	Daniel C. Philp(1)	Randy D. Uglem(2)	Elizabeth E. McShane, Werner F. Jansen, Zackery A. Weber(4)
2023	Kristine A. Glancy(5)		Randy D. Uglem(2)	Adam D. May, Zackery A. Weber
2022	Kristine A. Glancy			Adam D. May, Zackery A. Weber
(1)	Messrs. Jundt and Philp were appointed to serve as Co-Chief Executive Officers effective July 1, 2024.
(2)	Mr. Uglem’s employment with the Company started on March 31, 2023 and ended on July 1, 2024.
(3)	Ms. McShane was appointed to serve as Chief Financial Officer, Treasurer and Secretary effective May 20, 2024.
(4)	Mr. Weber departed all positions with the Company on June 3, 2024.
(5)	Ms. Glancy’s employment with the Company ended on August 31, 2023.
(b)	SEC rules require certain adjustments be made to the SCT totals to determine CAP as reported in the Pay Versus Performance Table. CAP does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. None of our NEOs participate in a pension plan; therefore, no adjustment from the SCT total related to pension value was made. Other than Mr. Philp (CEO#2 for 2025T and 2024), no other CEO or NEO had any equity compensation awards. A reconciliation of Total Compensation from the SCT to Compensation Actually Paid for Mr. Philp for 2024 and 2025T is shown below:

Adjustments	2025T	2024
Total Compensation from SCT	$50,000	$172,732
(Subtraction): SCT amounts of Stock and Option awards	-	(101,520)
Addition: Fair value as of the end of the covered fiscal year of all awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year	-	130,950
Addition (Subtraction): Amount equal to the difference in fair value from the end of the prior fiscal year to the end of the covered fiscal year of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	3,240	-
Addition: Fair value as of the vesting date, for awards that are granted and vest in the same year	-	-
Addition (Subtraction): Amount equal to the difference in fair value from the end of the prior fiscal year to the vesting date of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year	(8,910)	-
(Subtraction): Amount equal to the fair value at the end of the prior fiscal year for any awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year	-	-
Addition: Dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total compensation for the covered year	-	-
Compensation Actually Paid (as calculated)	$44,330	$202,162

(c)	Total stockholder return as calculated based on a fixed investment of one hundred dollars measured from the market close on December 31, 2021 (the last trading day of 2021) through and including the end of the fiscal year for each year reported in the table.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

Relationship Between Pay and Performance

The charts shown below present a graphical comparison of CAP to our CEOs and the average CAP to our Other NEOs set forth in the Pay Versus Performance Table above, as compared against the following performance measures: our (1) total stockholder return (TSR) and net income (loss).

CAP vs. Company TSR
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
Compensation Actually Paid
$100.00
$90.00
$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$-
Cumulative TSR
(value of initial $100.00 investment)
2022
2023
2024
2025T
CEO#1
CEO#2
CEO#3
Average of Other NEOs
TSR

(1)	Total stockholder return in the above chart reflects the cumulative return of $100.00 as if invested on December 31, 2021, including reinvestment of any dividends.

CAP vs. Net Income (Loss)
Compensation Actually Paid
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
Net Income (Loss) (thousands)
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
($2,000)
($4,000)
($6,000)
($8,000)
2022
2023
2024
2025T
CEO#1
CEO#2
CEO#3
Average of Other NEOs
Net Income (Loss)

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

PROPOSAL TWO –
NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
(“SAY ON PAY” PROPOSAL)

At the annual meeting held in 2024, stockholders voted to continue to cast advisory, non-binding votes on executive compensation on an annual basis. Accordingly, we are requesting this non-binding advisory vote on the executive compensation paid to our Named Executive Officers. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules, the vote of the stockholders on this resolution is a “non-binding” advisory vote. The purpose of the vote is for the stockholders to give their opinion to the Board on the Company’s executive compensation.

Our executive compensation received substantial Stockholder support and was approved, on an advisory basis, by approximately 95.7% of the votes cast “for” or “against” the corresponding proposal at the annual meeting of stockholders held in 2024. The non-employee directors, based on the recommendation of the GCN Committee, believe that this vote reflected our stockholders’ support of the compensation decisions made by the GCN Committee, for our named executive officers for 2024.

Compensation Philosophy and Compensation of our Named Executive Officers

Our discussion of the authority and processes of the GCN Committee in this proxy statement explains the responsibilities of the applicable committee of the Board. The narrative disclosure of our Executive Compensation, above provides information concerning the compensation philosophy, plans and policies under which we paid the Named Executive Officers for the Transition Period Ended 2025 and the fiscal years ended December 31, 2024 and December 31, 2023. As set forth in the Summary Compensation Table above and the narrative disclosure of Executive Compensation that follows that table, our compensation policies and procedures are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our stockholders.

Given the pay-for-performance structure of our executive compensation program, the non-employee directors and the GCN Committee believe that the compensation of our Named Executive Officers is reasonable and appropriate and justified by the performance of the Company in a challenging environment.

Form of Resolution

The stockholders are being asked at the Annual Meeting to vote “FOR” or “AGAINST” the following resolution:

RESOLVED, that the holders of the Company’s common stock approve the compensation of the Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the summary compensation table and other related tables and narrative disclosure.

Required Vote; Effect of Proposal

This proposal is an advisory, non-binding vote, and will be deemed approved if approved by a Majority Vote. The approval or disapproval of this proposal by Stockholder vote will not require the Board or its GCN Committee to take any action regarding our executive compensation practices. The final decision on the compensation and benefits of our executive officers and on whether, and if so, how, to address any Stockholder disapproval remains with the Board and the applicable committee.

Notwithstanding the foregoing, the Board values the opinions of our stockholders as expressed through their votes and other communications. Although this proposal is non-binding, the Board and its GCN Committee will carefully consider the outcome of the advisory vote on executive compensation and Stockholder opinions received from other communications when making future compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

PROPOSAL THREE –
RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Boulay PLLP (“Boulay”) as our independent registered public accounting firm for the fiscal year ending June 30, 2026. Although we are not required to do so, the Board is submitting the appointment of Boulay for ratification in order to ascertain the views of our Stockholders on this appointment. If the appointment is not ratified by the stockholders, the Audit Committee will reconsider its selection. Boulay has been the Company’s auditor since November 2023. A representative of Boulay is expected to be present at the Annual Meeting and will be given the opportunity to make a statement and will be available to respond to appropriate questions. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Required Vote; Effect of Proposal

The affirmative vote of the holders of a majority of the outstanding shares of our common stock of the entitled to vote on this item and present in person or by proxy at the Annual Meeting is required for approval of this proposal. Proxies solicited by the Board will be voted for approval of this proposal, unless otherwise specified. If Stockholder approval is not obtained, then the Audit Committee would reconsider its selection.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” RATIFICATION OF THE APPOINTMENT OF BOULAY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026.

Fees Paid to Independent Registered Public Accounting Firm

The following table shows the fees for services rendered by Boulay and Baker Tilly for the Transition Period Ended 2025 and the fiscal years ended December 31, 2024 and 2023.

	TP 6/30/2025	FYE 12/31/2024	FYE 12/31/2023
Audit fees (1)	$167,000	$578,000	$58,200
Total	$167,000	$578,000	$58,200

(1)	Audit Fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and review of quarterly financial statements.

Audit Committee Pre-Approval Policy

The Company’s Audit Committee Charter states that before the principal accountant is engaged by the Company to render audit or non-audit services in any year, the engagement will be approved by the Company’s Audit Committee. All of the fees paid in the Transition Period Ended 2025 and the fiscal years ended December 31, 2024 and 2023 were pre-approved by the Company’s Audit Committee.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

AUDIT COMMITTEE REPORT

The Audit Committee provides independent and objective oversight of our financial reporting. Management has primary responsibility for our financial statements and reporting process, including our systems of internal controls. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our financial statements with accounting principles generally accepted in the United States.

In performing its functions, the Audit Committee:

●	Met with the Company’s independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their audit, the results of their audit and their evaluation of the Company’s internal controls;
●	Reviewed and discussed with management and with the Company’s independent registered public accounting firm the audited financial statements included in both our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in our Transition Report on Form 10-KT for the six-month period ended June 30, 2025 (the “Reports”);
●	Discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Oversight Board and the SEC; and
●	Received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such firm’s communications with the audit committee concerning independence and discussed with representatives of such firm its independence from management and the Company.

Based on the foregoing and the Audit Committee’s review of the representations of management and the report of such firm, the Audit Committee recommended to the Board that the audited financial statements be included in each of the Reports for filing with the SEC.

Audit Committee Members:

Mary H. Herfurth, Chair	Chad B. Johnson	Matthew R. Kelly

The preceding Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the Securities Exchange Act of 1934 (the “1934 Act”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

PROPOSAL FOUR –
APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

We are seeking stockholder approval of an amendment to Article Four, Section 1, of our certificate of incorporation (the “Amendment”) to increase the number of authorized shares of common stock from 5,714,285 shares to 10,000,000 shares. On September 26, 2025, our Board of Directors adopted resolutions approving the Amendment, subject to stockholder approval. The following discussion is qualified by the text of the Amendment, which is set forth in Appendix A attached to this proxy statement. Our Board of Directors believes that the Amendment is necessary to maintain our company’s flexibility to issue shares of common stock for future corporate needs. In consideration of the foregoing, our Board of Directors has unanimously approved the Amendment in substantially the form set forth in Appendix A and recommends that the company’s stockholders do the same.

The additional shares of common stock to be authorized by the Amendment would be part of the existing class of common stock and would have rights identical to our current issued and outstanding shares of common stock. Issuance of the additional shares of common stock would not affect the rights of the holders of our issued and outstanding shares of common stock, except for effects incidental to any increase in the number of shares of common stock issued and outstanding, such as dilution of earnings per share and voting rights. We are not seeking to amend any other provisions of our certificate of incorporation in the Amendment.

If the Amendment is approved by stockholders at the Annual Meeting, then it will become effective upon filing of a Certificate of Amendment with the Division of Corporations of the Delaware Secretary of State, which filing is expected to occur promptly following the Annual Meeting.

Capitalization

Our existing certificate of incorporation authorizes up to 5,714,285 shares of common stock. As of September 26, 2025, the following shares of common stock were issued or reserved for future issuance:

●	1,769,599 shares were issued and outstanding; and
●	22,945 shares available for issuance under our Employee Stock Purchase Plan; and
●	79,576 shares available for issuance pursuant to future awards under the 2018 Equity Incentive Plan (the “2018 Plan”).

As of the same date, no awards were outstanding under the 2018 Plan.

Reasons for the Amendment

We believe that the additional shares of authorized common stock are necessary to provide our company with appropriate flexibility to utilize equity for financial purposes that our Board of Directors determines to be in our company’s best interests on a timely basis without the expense and delay of a stockholders’ meeting. Our Board of Directors believes that the remaining authorized common stock is not likely to be sufficient to permit us to fund potential business opportunities or to pursue important objectives designed to enhance stockholder value.

The additional authorized shares of common stock will also provide our company with flexibility to use our common stock, without further stockholder approval (except to the extent such approval may be required by law or by applicable exchange listing standards) for any other proper corporate purposes, including, without limitation, raising capital through one or more future public offerings or private placements of equity securities, entering into strategic relationships, providing equity-based compensation and/or incentives to employees, officers or directors, and effecting stock dividends or for other general corporate purposes. Although we are party from time to time to various agreements that require the issuance of shares of common stock, including equity compensation arrangements with employees, we currently do not have specific agreements or plans that would require the issuance of the proposed additional shares of common stock. If the Amendment is approved by the stockholders, however, our Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock or securities convertible into common stock, except as may be required by applicable law, regulation, or exchange listing rules.

Possible Effects of the Amendment

The increase in authorized shares of common stock will not have any immediate effect on the rights of existing stockholders. Because the holders of our common stock do not have any preemptive rights, future issuance of shares of common stock or securities exercisable for or convertible into shares of common stock could have a dilutive effect on the company’s earnings per share, book value per share, or voting rights of stockholders and could have a negative effect on the price of our common stock.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

We are not proposing the increase in the number of authorized shares of common stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of our company. Under certain circumstances, however, the additional authorized shares could be used in a manner that has an anti-takeover effect. For example, the additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of the company or could be issued to persons allied with our Board of Directors or management and thereby have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. Accordingly, if the Amendment is approved by stockholders, the additional shares of authorized common stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder or group of holders of a large block of common stock, or the replacement or removal of one or more directors or members of management. The following other provisions of our certificate of incorporation and bylaws, in combination with the additional authorized shares, may also have an anti-takeover effect of preventing or discouraging a change in control of our company: (i) limitations on who may call a special meeting of stockholders; and (ii) the absence of cumulative voting rights in the election of directors. Those provisions are described in detail under “Description of Securities Registered Pursuant to Section 12 of the Securities and Exchange Act of 1934” included as Exhibit 4.1 to our Annual Report.

Required Vote

The affirmative vote of a majority of the voting power of the outstanding shares of our common stock of the entitled to vote on this item is required for approval of this proposal. Accordingly, abstentions and broker non-votes will have the effect of a vote AGAINST this proposal. Proxies solicited by the Board will be voted for approval of this proposal, unless otherwise specified. If stockholder approval is not obtained, then the Amendment will not become effective.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE

“FOR” THIS AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

EQUITY COMPENSATION PLAN INFORMATION

The following table presents certain information regarding our equity compensation plans, the 2013 Omnibus Stock and Incentive Plan (the”2013 Plan”), the 2018 Plan and our Employee Stock Purchase Plan as of June 30, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (1)
Equity Compensation plans approved by security holders	-	$ -	102,521
Equity Compensation plans not approved by security holders	-	-	-
Total	-	$ -	102,521

(1)	Includes 22,945 shares available for issuance under our Employee Stock Purchase Plan and 79,576 shares available for issuance pursuant to future awards under the 2018 Plan. The Company maintains the Employee Stock Purchase Plan, pursuant to which eligible employees, including named executive officers, can contribute up to ten percent of their base pay per year to purchase shares of Common Stock. The shares are issued by the Company at a price per share equal to 85% of market value on the first day of the offering period or the last day of the plan year, whichever is lower.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information provided to the Company as to the beneficial ownership of common stock as of
September 24, 2025, by: (i) persons known to the Company to hold 5% or more of such stock; (ii) each of the directors of the Company; (iii) each of the Named Executive Officers; and (iv) all directors, nominees and current executive officers as a group. The address of each director and executive officer is 5000 West 36th Street, Suite 220, Minneapolis, Minnesota 55416. Beneficial ownership includes shares available for purchase under options and subject to settlement under restricted stock units within 60 days after September 24, 2025. Unless otherwise indicated, each person had sole voting power and sole investment power for all such shares beneficially held.

	Amount and Nature of Beneficial Ownership (1)		Percent of Shares
Name and Address of Beneficial Owner
Directors and Named Executive Officers
Mark R. Jundt	1,100		*
Daniel C. Philp	59,071		3.3%
Werner F. Jansen	-		-
Elizabeth E. McShane	-		-
Mary H. Herfurth	-		-
Chad B. Johnson	5,900		*
Matthew R. Kelly	-		-
Nicholas J. Swenson	214,456	(2)	12.1%
All directors and current executive officers as a group (8 persons)	280,527		15.4%

Significant Stockholders
Air T. Inc., et al. (the "Stockholder Group")	701,275	(3)	39.6%
5930 Balsom Ridge Road
Denver, NC 28037

* Less than one percent.

(1)	Does not include 9,193, 12,653, 4,756, 7,102, 6,521 and 10,589 common stock equivalents held by Ms. Herfurth, Mr. Johnson, Mr. Jundt, Mr. Kelly, Mr. Philp and Mr. Swenson, respectively, under the Lendway, Inc. Deferred Compensation Plan for Directors. These common stock equivalents carry no voting rights and the recipient does not have the right to acquire any underlying shares within 60 days of September 24, 2025.
(2)	Includes 139,444 shares held indirectly through AO Partners I, L.P. (“AO Partners Fund”), which shares are pledged as security for a loan; 60,284 shares held indirectly through Groveland Capital LLC (“Groveland Capital”), and 11,428 shares held by Glenhurst Co. (“Glenhurst”). Mr. Swenson is the Managing Member of Groveland Capital and may direct Groveland Capital as to the vote and disposition of the shares it holds. Mr. Swenson is the Managing Member of AO Partners LLC (“AO Partners”), which is the General Partner of AO Partners Fund, and has the power to direct the affairs of AO Partners Fund, including the voting and disposition of shares held in the name of AO Partners Fund. Mr. Swenson is the sole owner of Glenhurst, and he has the power to direct the affairs of Glenhurst, including the voting and disposition of shares held by Glenhurst.
(3)	Includes all shares reported as beneficially owned by Mr. Swenson above. Remaining shares based on the Amended and Restated Schedule 13D/A filed with the SEC on September 17, 2025 by Air T, Inc., Groveland Capital, AO Partners Fund, AO Partners, Glenhurst, and Mr. Swenson, reporting ownership as of September 15, 2025. Mr. Swenson is the Chief Executive Officer and a director of Air T, Inc., which reported having sole dispositive and voting power over 486,819 shares and disclaims beneficial ownership of the securities held by Groveland, AO Partners Fund, AO Partners, Glenhurst and Mr. Swenson. Mr. Swenson disclaims beneficial ownership of the securities held by Air T, Inc. Shares, if any, held by the Stockholder Group.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities and Exchange Act of 1934 requires that our directors and executive officers file initial reports of ownership and reports of changes in ownership with the SEC. Directors and executive officers are required to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from our directors and executive officers, all Section 16(a) filing requirements were met for the twelve months ended June 30, 2025 except for one report by each of Ms. Herfurth, Mr. Johnson, Mr. Kelly and Mr. Swenson each of which related to one transaction involving common stock equivalents issued pursuant to their participation in the Director Deferred Compensation Plan.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

The following is a summary of transactions since January 1, 2023 to which our Company has been a party and in which the amount involved exceeded $120,000, and in which any of our directors, executive officers, or beneficial owners of more than 10% of our capital stock had or will have a direct or indirect material interest, other than the compensation arrangements that are described under the heading “Executive Compensation” above. Except as disclosed below, there were no other such transactions and we do not have any currently proposed transaction or series of similar transactions.

Delayed Draw Term Note

On August 15, 2024, the Company entered into an unsecured Delayed Draw Term Note (the “Note”) with Air T, Inc. (“Air T”) pursuant to which Air T has agreed to advance from time to time until August 15, 2026, but not on a revolving basis, up to $2,500,000 to fund the Company’s operations. Amounts outstanding under the Note will bear interest at a fixed rate of 8.0%, which may be increased by 3.0% upon certain events of default. The entire principal amount outstanding on the loans, together with accrued and unpaid interest thereon as set forth below, shall be due and payable in full on the earlier of (i) August 15, 2029, (ii) the Company’s receipt of a written demand by the Air T delivered on or after February 15, 2026, and (iii) such earlier date as all principal owing thereunder becomes due and payable by acceleration or otherwise (the “Maturity Date”). The Company may prepay any loan outstanding thereunder, together with accrued and unpaid interest on such loan, at any time without prepayment or penalty. As of December 31, 2024, the Company had $3,500,000 outstanding under the Note and had incurred $69,000 of deferred interest expense.

On September 27, 2024, the Company entered into an Amended and Restated Delayed Draw Term Note (the “Amended Note”) with Air T pursuant to which Air T has agreed to advance up to an additional $1,000,000 from time to time until August 15, 2026, but not on a revolving basis. The Amended Note provides for total borrowing of up to $3,500,000 to fund the Company’s operations. On January 15, 2025, the note was amended again to increase the total borrowing to $3,750,000. As previously disclosed, amounts outstanding under the Amended Note bear interest at a fixed rate of 8.0%, which may be increased by 3.0% upon certain events of default. The Amended Note remains scheduled to mature and all principal and accrued but unpaid interest will become due on August 15, 2029, subject to Air T’s right to demand payment on or after February 15, 2026. No closing or origination fees will be paid to the Air T.

On September 15, 2025, the Company entered into unsecured Promissory Notes (collectively, the “2025 Notes”) with Air T, AO Partners I, L.P. (“AO Partners Fund”), and Gary S. Kohler (“Kohler,” and, together with Air T and AO Partners Fund, the “Note Lenders”), pursuant to which the Note Lenders agreed to lend to the Company a total of $4.0 million, in the amounts of $1,100,156, $1,699,844, and $1,200,000, respectively. Proceeds from the notes were contributed by the Company to its subsidiaries to fund operation of the Bloomia business. Amounts outstanding under the 2025 Notes bear interest at a fixed rate of 13.5% per year. The 2025 Notes are scheduled to mature and all principal and accrued but unpaid interest will become due on June 1, 2027. The 2025 Notes restrict the Company’s ability to obtain additional indebtedness, either directly or through its subsidiaries, other than existing indebtedness and usual and customary indebtedness incurred in the operation of the Company’s business, which restriction may be waived by the Note Lenders holding a majority interest in the 2025 Notes. No closing or origination fees are being paid to any Note Lender. The form of the 2025 Notes was filed as Exhibit 10.2 to the Company’s current report on Form 8-K filed with the SEC on September 18, 2025.

Air T beneficially owns greater than 10% of our outstanding common stock and, together with AO Partners Fund, is a member of a group of stockholders that collectively owns approximately 40% of our outstanding common stock. Additionally, our current director and Co-Chief Executive Officer, Mark R. Jundt, serves as General Counsel and Corporate Secretary of the Air T, current director and Co-Chief Executive Officer, Daniel C. Philp, serves as Senior Vice President of Corporate development at Air T, and current director, Nicholas J. Swenson, serves as President and Chief Executive Officer of the Lender and is himself a member of the stockholder group. Each of AO Partners Fund and Kohler beneficially owns greater than 5% of our outstanding common stock. Kohler also is a member of the board of directors of Air T. The entry into the 2025 Notes was pre-approved by the Audit Committee of our Board of Directors in accordance with our Related Person Transaction Approval Policy.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

Bridge Loan

As previously disclosed, our acquisition of Bloomia B.V. (“Bloomia”) in February 2024 through our subsidiary, Tulp 24.1, LLC (the “U.S. Subsidiary”), was funded in part by $12.1 million cash proceeds pursuant to a bridge loan agreement, dated February 22, 2024 (the “Bridge Loan Agreement”), of which approximately $400,000 was provided by Mr. Jansen, who became an executive officer of the Company in connection with the closing of the acquisition. Interest will accrue and become payable annually on the outstanding balance under the Bridge Loan Agreement, starting at 8% for the first year and increasing 2% upon each of the four anniversaries thereafter. The Company has provided an unsecured guaranty of the obligations of the U.S. Subsidiary under the bridge loan. As of December 31, 2024 no cash interest or principal had been paid and $1,331,000 of interest expense was accrued under the Bridge Loan Agreement. The text of the Bridge Loan Agreement was filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed with the SEC on February 26, 2024.

U.S. Subsidiary Ownership

On February 22, 2024, the U.S. Subsidiary adopted an Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) among the U.S. Subsidiary, the Company, as the majority member (81.4% ownership interest), and Mr. Jansen, as the sole minority member (18.6% ownership interest). The LLC Agreement provides that the Company is the managing member of the U.S. Subsidiary and holds full and complete discretion to manage and control its business and affairs. The LLC Agreement does not directly provide for compensation to the Company its services as the managing member, but the U.S. Subsidiary will reimburse the Company for all ordinary, necessary and direct expenses incurred when carrying out business for the U.S. Subsidiary. Although the terms of outstanding indebtedness restrict the U.S. Subsidiary’s near-term ability to make distributions, as a member of the U.S. Subsidiary, Mr. Jansen is generally entitled to pro rata participation in distributions subject to any capital account balances or other terms of the LLC Agreement.

On September 15, 2025, the U.S. Subsidiary adopted a Second Amended and Restated Limited Liability Company Agreement, which (i) fixed the existing membership interest percentage among the two members, regardless of capital account balances and (ii) prioritizes the repayment of unreturned capital contributions to the members in the payment of future distributions, if any. The Company’s contribution of $4 million to Tulp 24.1, LLC was also excluded from the members’ pre-emptive rights.

The text of the Second Amended and Restated Limited Liability Company Agreement was filed as Exhibit 10.3 to the Company’s current report on Form 8-K filed with the SEC on September 18, 2025.

Related Person Transaction Approval Policy

The SEC has specific disclosure requirements covering certain types of transactions that we engage in with our directors, executive officers or other specified parties. The Company receives an informational questionnaire from each director, nominee for director, executive officer, and greater than five percent shareholder which contains information about related-party transactions between them and the Company. The Company’s Audit Committee Charter assigns to the Audit Committee the responsibility to review and approve all related-party transactions. The Audit Committee maintains a written policy for reviewing, approving and monitoring transactions involving the Company and related persons. The committee reviews and must approve any related person transaction in which the Company is a participant before commencement of the transaction; provided, however, that if a related person transaction is identified after it commences, it will be brought to the committee for review and possible ratification. In determining whether to approve a related person transaction, the Audit Committee will analyze factors such as whether the transaction is material to the Company, the nature of the related person’s interest in the transaction, including their role in arranging the transaction, whether the transaction would impair the judgement of a director or executive officer to act in the best interests of the Company and its stockholders, and whether the terms are fair to the Company. The Audit Committee will approve or ratify a transaction only if it determines that the transaction is beneficial to the Company and that the terms of the transaction are fair to the Company. Approval of a related person transaction may be conditioned upon the Company and the related person following certain procedures designated in connection with its approval. With regard to any transaction for which ratification is sought, the Audit Committee may require amendment or termination of the transaction under the authority conferred by the policy.

OTHER MATTERS

Management of the Company knows of no matters other than the foregoing to be properly brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, then the shares represented by the proxies solicited by the Board may be voted by the persons named therein at their discretion.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

Proposals by stockholders (other than director nominations) that are submitted for inclusion in the Company’s proxy statement for its 2026 Annual Meeting of stockholders must follow the procedures provided in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company’s Bylaws. To be timely, such proposals must be given, either by personal delivery or by United States mail, postage prepaid, to the Company’s Secretary on or before June 8, 2026. If the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or after the anniversary of the Annual Meeting, then such notice will instead be timely only if delivered within a reasonable time before the Company begins to print and send its proxy materials.

If a stockholder intends to propose an item of business to be considered at an annual meeting of Stockholders, but not have it included in the Company’s proxy statement, or if the stockholder intends to nominate a person for election as a director at an annual meeting of stockholders, then the stockholder must provide timely written notice of such proposal or nomination to the Company’s Secretary. To be timely under our Bylaws, such notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Company’s Secretary not less than sixty days nor more than ninety days prior to a meeting date corresponding to the previous year’s annual meeting of Stockholders. For the Company’s 2026 Annual Meeting of Stockholders, such notice must be given between August 21 and September 20, 2026 and must comply with all applicable statutes and regulations, as well as provide all information required pursuant to the Company’s Bylaws.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, Stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than September 21, 2026.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding,” by which certain stockholders who do not participate in electronic delivery of proxy materials but who have the same address and appear to be members of the same family receive only one copy of our annual report and proxy statement. Each Stockholder participating in householding continues to receive a separate proxy card. Householding reduces both the environmental impact of our annual meetings and our mailing and printing expenses.

If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact Broadridge Financial Solutions, Inc., by calling (866) 540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will promptly deliver the notice of internet availability or proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information about householding.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

ADDITIONAL INFORMATION

The Company’s Annual Report, which is on Form 10-KT this year, accompanies the delivery of this proxy statement and a copy of such annual report, as filed with the SEC, is also available on the SEC’s website, www.sec.gov, and our corporate website, www.lendway.com. In addition, a copy of the Annual Report, may be sent to any Stockholder without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to Lendway, Inc., 5000 West 36th Street, Suite 220, Minneapolis, MN 55416.

By Order of the Board of Directors

Mark R. Jundt

Co-Chief Executive Officer

Daniel C. Philp

Co-Chief Executive Officer

Whether or not you plan to attend the meeting, vote your shares over the Internet or by telephone by following the instructions on the proxy notice, or, if the proxy materials were mailed to you, by completing, signing, dating and mailing the enclosed proxy card promptly in the envelope provided with the proxy card.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

APPENDIX A

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

LENDWAY, INC.

LENDWAY, INC. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.	This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation filed with the Secretary of State on August 2, 2023 (the “Certificate of Incorporation”).

2.	The first sentence of Article V of the Certificate of Incorporation is hereby amended and restated to be and read as follows:

The aggregate number of shares of stock the Corporation is authorized to issue is 10,000,000 shares of common stock, par value of $0.01 per share (the “Common Stock”).

3.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.	All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by [NAME], its [TITLE], this ___ day of ___________, 2025.

LENDWAY, INC.

By:
Name:
Title:

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 → x 02 0000000000 JOB # 1 OF 2 PAGE 1 OF 2 SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000683947_1 R2.09.05.010 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Mary H. Herfurth 02 Chad B. Johnson 03 Mark R. Jundt 04 Matthew R. Kelly 05 Daniel C. Philp 06 Nicholas J. Swenson Lendway, Inc. 5000 West 36th Street, Ste 220 Minneapolis, MN 55416 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 11/18/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 11/18/2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 To approve, by non-binding vote, the compensation paid to our named executive officers. 3 To ratify the appointment of Boulay PLLP as our independent registered public accounting firm for the fiscal year ending June 30, 2026. 4 To amend the certificate of incorporation to increase the number of authorized shares of common stock to 10,000,000 shares. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000683947_2 R2.09.05.010 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com LENDWAY, INC. Annual Meeting of Stockholders November 19, 2025 9:00 AM CDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoints Mark R. Jundt, Daniel C. Philp and and Elizabeth E. McShane, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of LENDWAY, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 09:00 AM, CDT on November 19, 2025, at 5000 West 36th Street, Minneapolis, Minnesota 55416, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The votes entitled to be cast by a proxy will be cast in the discretion of such proxy on any other manner that may properly come before the meeting or any adjournment or postponement thereof. Continued and to be signed on reverse side